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The Company You Keep (R)

Exhibit 2

NEW YORK LIFE INSURANCE COMPANY
51 Madison Avenue
New York, NY 10010
T 212 576 6973 F 212 447 6332
tenglish@nyl.com

THOMAS F. ENGLISH
Senior Vice President, Deputy General
Counsel and Chief Insurance Counsel

VIA EDGAR

April 5, 2013

Securities and Exchange Commission

100 F. Street, N.E.

Washington, D.C. 20549

RE:	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
VARIABLE UNIVERSAL LIFE SEPARATE ACCOUNT-I
INVESTMENT COMPANY ACT FILE NUMBER: 811-07798
SECURITIES ACT FILE NUMBER: 033-64410

Ladies and Gentlemen:

This opinion is furnished in connection with the filing by New York Life Insurance and Annuity Corporation (“NYLIAC”) of Post-Effective Amendment No. 27 to the registration statement on Form S-6 (“Registration Statement”) under the Securities Act of 1933, as amended, of NYLIAC Variable Universal Life Separate Account-I (“Separate Account-I”). Separate Account-I receives and invests premiums allocated to it under a flexible premium variable universal life insurance policy (“Policy”). The Policy is offered in the manner described in the Registration Statement.

NYLIAC is a wholly-owned subsidiary of New York Life Insurance Company (“NYL”). My professional responsibilities at NYL include the provision of legal advice to NYLIAC. Also, I am Senior Vice President and Chief Legal Officer of NYLIAC.

In connection with this opinion, I have made such examination of the law and have examined such corporate records and such other documents as I consider appropriate as a basis for the opinions hereinafter expressed. On the basis of such examination, it is my opinion that:

1.	NYLIAC is a corporation duly organized and validly existing under the laws of the State of Delaware.

2.	Separate Account-I is a separate account established and maintained by NYLIAC pursuant to Section 2932 of the Delaware Insurance Code, under which the income, gains and losses, realized or unrealized, from assets allocated to Separate Account-I shall be credited to or charged against Separate Account-I, without regard to other income, gains or losses of NYLIAC.

3.	The Policy has been duly authorized by NYLIAC and, when sold in jurisdictions authorizing such sales, in accordance with the Registration Statement, will constitute validly issued and binding obligations of NYLIAC in accordance with its terms.

4.	Each owner of a Policy will not be subject to any deductions, charges, or assessments imposed by NYLIAC, other than those provided in the Policy.

I consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ THOMAS F. ENGLISH
Thomas F. English
Senior Vice President, Deputy General Counsel and Chief Insurance Counsel